SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2003

SPORTSLINE.COM, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-23337	65-0470894
(Commission File Number)	(I.R.S. Employer Identification No.)

2200 W. Cypress Creek Road
Fort Lauderdale, Florida	33309
(Address of principal executive offices)	(Zip Code)

(954) 489-4000

(Registrant’s telephone number, including area code)

Item 9. Regulation FD Disclosure.

In October 2003, SportsLine.com, Inc. (“SportsLine”) entered into a definitive agreement for the sale of its wholly-owned subsidiary, Las Vegas Sports Consultants, Inc. The definitive agreement is subject to a number of closing conditions. Management of SportsLine currently expects to complete the closing contemplated by the definitive agreement by year-end, although there can be no assurance that this will occur. As a condition to closing under the agreement, Las Vegas Sports Consultants intends to send a letter to each of its clients on or about November 14, 2003 to inform its clients of the pending sale. A form of that letter is attached hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

99.1	Form letter from Las Vegas Sports Consultants, Inc. to its clients dated November 14, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2003	SPORTSLINE.COM, INC. By: /s/ Kenneth W. Sanders Kenneth W. Sanders Chief Financial Officer

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SPORTSLINE.COM, INC.

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Form letter from Las Vegas Sports Consultants, Inc. to its clients dated November 14, 2003.